                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about July 3, 1996, by AccuMed International, Inc. and subsidiaries of our report, which includes an explanatory paragraph related to substantial doubt about the inability of AccuMed, Inc. to continue as a going concern, dated September 29, 1995, on our audit of the balance sheet of AccuMed, Inc. as of December 31, 1994, and for the period from February 7, 1994 (inception) through December 31, 1994, appearing in the Registration Statement on Form S-4 (SEC File No. 33-99680) of Alamar Biosciences, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 as incorporated by reference in the Current Report on Form 8-K dated December 29, 1995. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand, L.L.P.

Sacramento, CA
July 3, 1996

                                                                    EXHIBIT 23.2
                                                                     (CONTINUED)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about July 3, 1996, by AccuMed International, Inc. and subsidiaries of our report dated September 14, 1995, on our audit of the balance sheet of Sensititre/Alamar, the Microbiology Division of AccuMed, Inc., as of December 31, 1994, and the net sales, cost of sales and selling expenses for the eight months ended December 31, 1994, and the years ended April 30, 1994 and 1993, appearing in the Registration Statement on Form S-4 (SEC File No. 33-99680) of Alamar Biosciences, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 as incorporated by reference in the Current Report on Form 8-K dated December 29, 1995. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand, L.L.P.

Sacramento, CA
July 3, 1996

                                                                    EXHIBIT 23.2
                                                                     (CONTINUED)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about July 3, 1996, by AccuMed International, Inc. and subsidiaries of our report, which includes an explanatory paragraph related to substantial doubt about the ability of Alamar Biosciences, Inc. to continue as a going concern, dated November 19, 1995, on our audits of the financial statements of Alamar Biosciences, Inc. as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-KSB for the year ended September 30, 1995. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand, L.L.P.

Sacramento, CA
July 3, 1996